Exhibit (j)(1)

Dechert LLP (LOGO)	1775 I Street, N.W. Washington, DC 20006-2401 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

January 22, 2010

TIAA-CREF Funds
730 Third Avenue
New York, New York 10017-3206

Re: TIAA-CREF Funds (“Trust”)
(File Nos. 333-76651 and 811-09301)

Dear Ladies and Gentlemen:

We hereby consent to the use of our name under the caption “Legal Matters” in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 33 to the Trust’s Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP
Dechert LLP

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